UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2008

IXYS Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26124	77-0140882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1590 Buckeye Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-457-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 20, 2008, the Board of Directors (the "Board") of IXYS Corporation ("IXYS") approved the adoption of the 2008 Equity Incentive Plan (the "2008 Plan"), under which 3,500,000 shares of the common stock of IXYS will be reserved for the grant of stock options. The Board adopted a resolution that no more than 200,000 additional shares will be granted under the 1999 Equity Incentive Plan between May 21, 2008 and the plan’s expiration in May 2009 if the 2008 Plan is approved by the stockholders.

See 5.02 below for disclosure regarding an employment agreement between IXYS and Dr. Nathan Zommer and an employment agreement between IXYS and Uzi Sasson.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2008, the Compensation Committee of the Board awarded Dr. Nathan Zommer, the Chief Executive Officer of IXYS, and Uzi Sasson, the Chief Operating Officer and Chief Financial Officer of IXYS, $300,000 and $136,000, respectively, as their performance bonuses for the fiscal year ended March 31, 2008.

On May 20, 2008, Dr. Zommer and IXYS entered into a Third Amended Executive Employment Agreement, effective as of February 1, 2008 with a term ending July 31, 2009, pursuant to which Dr. Zommer will be paid salary at the rate of $566,000 per year, and will be eligible for a performance bonus annually. The agreement provides for health insurance, life insurance and other benefits, as well payments equal to one year of salary and the cost of health insurance in the event of termination without cause. In the event of termination without cause or for good reason within one year following a change in control of IXYS, Dr. Zommer will be entitled to a payment equal to three times his annual cash compensation and acceleration of any unvested stock options, as well as certain other benefits.

On May 20, 2008, Mr. Sasson and IXYS entered into an Executive Employment Agreement, effective as of February 1, 2008 with a term ending July 31, 2009, pursuant to which Mr. Sasson will be paid salary at the rate of $330,000 per year, and will be eligible for a performance bonus annually. The agreement provides for health insurance, life insurance and other benefits, as well payments equal to between six months and one year of salary and the cost of one year of health insurance in the event of termination without cause. In the event of termination without cause or for good reason within one year following a change in control of IXYS, Mr. Sasson will be entitled to a payment equal to two times his annual cash compensation and acceleration of any unvested stock options, as well as certain other benefits.

Dr. Zommer and Mr. Sasson are eligible to receive grants under the 2008 Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXYS Corporation

May 23, 2008	By:	/s/ Uzi Sasson

Name: Uzi Sasson
Title: Chief Operating Officer and Chief Financial Officer